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                                                                   EXHIBIT 23.12


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-4 of Verso Technologies, Inc. of our report dated June 8, 2000 relating to the financial statements of MessageClick, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


New York, New York
October 9, 2001